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                                                                 Exhibit 10.1(b)


                  PHARMACOPEIA, INC. 1994 INCENTIVE STOCK PLAN

                                 Amendment No. 2

                  Pursuant to the power reserved to it in Section 14 of the Pharmacopeia, Inc. 1994 Incentive Stock Plan, as amended (the "Plan"), the Board of Directors of Pharmacopeia, Inc. hereby amends the Plan as follows: Section 2(t) is hereby amended and restated in its entirety to read as follows:

                  "'Plan Administrator' shall mean the particular entity, whether the Board, the Primary Committee, the Secondary Committee, or a subcommittee thereof, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction. A subcommittee of the Primary Committee or the Secondary Committee which has been approved by the Board may be delegated those administrative functions under the Plan which have been authorized to be performed hereunder by the Primary or Secondary Committee, as the case my be."

                  To record the adoption of this Amendment No. 2, the Company has caused its authorized officers to affix its corporation name and seal this ___ day of ____, 1997.


CORPORATE SEAL                         PHARMACOPEIA, INC.


Attest: /s/ Lewis J. Shuster           By: /s/ Joseph A. Mollica
        ----------------------------       -------------------------------------
Lewis J. Shuster,                      Joseph A. Mollica,
Secretary                              Chairman of the Board, President
                                       and Chief Executive Officer